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                                                                    Exhibit 99.4

     Unaudited Pro Forma Condensed Combined Financial Information



                                     PF ADJ.
($ in millions)                    LTM 3/31/05
                                   -----------
SELECTED OPERATING DATA(1):
Net Revenue                           $839.7
% Growth
Adjusted EBITDA                        122.5
% Margin                                14.6%
                                      ------



(1) Assumes the Acquisition occurred on March 31, 2005.



                                                RECONCILIATION OF INCOME FROM
                                                  CONTINUING OPERATIONS TO
                                                 ADJUSTED LTM EBITDA AND
                                               PRO FORMA ADJUSTED LTM EBITDA
                                                        (UNAUDITED)
                                                      (in thousands)
                                             ---------------------------------
                                               PSI          BHC      PRO FORMA
                                             --------     -------    ---------
Income from continuing operations            $ 20,241     $17,413    $  37,654
Provision for income taxes                     12,494       9,340       21,834
Interest expense                               18,031         173       18,204
Depreciation and amortization                  10,663       4,421       15,084
Management fee paid to Ardent                    --        15,416       15,416
Other expenses:
   Loss on refinancing long-term debt           6,990        --          6,990
                                             --------     -------    ---------
      Total other expenses                      6,990        --          6,990
                                             --------     -------    ---------
Adjusted LTM EBITDA (3/31/05)(1)             $ 68,419     $46,763    $ 115,182
                                             --------     -------    ---------
PSI Adjustments(2):
  Heartland Healthcare                           (122)       --           (122)
  Non-Significant Acquisitions                    762        --            762
  Acquisition Pro Forma Adjustments               515        --            515
BHC Adjustments:
  Brooke Glen Facility(3)                        --         1,870        1,870
  Fox Run Prior Year Contractuals(4)             --         6,780        6,780
  Incremental Corporate Overhead(5)              --          --         (2,437)
                                             --------     -------    ---------
Pro Forma Adjusted LTM EBITDA (3/31/05)      $ 69,574     $55,413    $ 122,550
                                             ========     =======    =========

(1) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses." These other expenses may occur in future periods but the amounts recognized can very significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.
(2) Acquisition adjustments represent adding EBITDA from 4/1/04 to acquisition date.
(3) Reflects add-back of the LTM loss at Brooke Glen facility caused by temporary loss of Medicare license.
(4) Reflects the add-back of prior year contractuals at Fox Run facility against which PSI is not assuming a liability.
(5) Corporate overhead represents LTM expenses at Divisional and Corporate levels.